Exhibit 99.2
Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
Operator:
Good Morning and welcome to the Advocat Conference Call to address the recently announced acquisition and financing transactions. Today’s call is being recorded.
I would like to remind everyone that in addition to historical information, certain comments made during this conference call will be forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope or similar expressions. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
materially from those described in the forward-looking statements, including, without limitation, our ability to complete the acquisition and to obtain the financing on the terms described in this conference call, out ability to integrate the acquired nursing homes into our business and achieve the anticipated cost savings, the impact of under insured professional liability claims, factors affecting the long-term care industry in general, governmental reimbursement, government regulation, health care reforms, changing economic and market conditions and the risks and uncertainties described in reports filed by Advocat with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including, without limitation, cautionary statements made in Advocat’s 2006 annual report on Form 10-K.

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
We caution you not to place undue reliance upon any forward-looking statements, which speak only as of the date such statements are made. Actual results could differ—perhaps materially—from those anticipated or suggested by such forward-looking statements. We cannot guarantee any future operating results, activity or performance or achievement.
I would like now to turn the call over to Will Council, Advocat’s President and Chief Executive Officer.
Will Council:
Good Morning. Thank you ___.
The purpose of this call is to discuss the acquisition and financing transactions announced yesterday. We will confine our discussion to these matters and will not address

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
other factors at this time. The Company’s second quarter financial statements are scheduled to be published August 8 and we will have a regular Quarter Conference Call on August 9.
Yesterday, we announced the acquisition of the leasehold interests and operations of seven skilled nursing centers in Texas. The “all—in” purchase price of $10.1 million includes cash of approximately $8.6 million, the assumption of specific liabilities totaling approximately $900,000 and estimated costs of the transaction totaling approximately $600,000.
Closing of the acquisition and the related financing is anticipated to occur no later than August 15, 2007.

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
In addition, we announced a financing relationship with LaSalle Bank, providing for a term loan and a revolving line of credit.
I will provide some detail regarding the acquisition and Glynn will provide information about the financing transaction.
I will begin by summarizing the
Historical operations EBITDA multiple:
Considering the “all in” purchase price of approximately $10.1 million, this acquisition represents an EBITDA multiple of approximately 4.2 times the annualized 2007 results and approximately 3.0 times the 2006 results. I will provide additional information about the deterioration of the 2007 results in comparison to 2006 later in this call.

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
At this time, I would like to discuss the
Facilities acquired:
In total, we acquired 7 facilities with 1,266 licensed beds and 1,105 available beds. Based on the $10.1 million purchase price, the acquisition is approximately $8,000 per licensed bed.
Following the acquisition, Advocat will have 49 nursing centers with 5,671 licensed beds, including 12 nursing centers with 1,755 licensed beds in Texas.
The acquired facilities had unaudited revenue of $52.1 million for the year ended December 31, 2006 and by annualizing the five month period ending May 31, 2007, the unaudited, revenue would be $51.7 million.

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
The acquired facilities had pro forma EBITDA of approximately $2.4 million and approximately $3.3 million for the 2007 and 2006 periods, respectively.
The acquired facilities had pro forma EBITDAR of approximately $6.4 million and approximately $7.2 million for the 2007 and 2006 periods, respectively.
The acquired facilities had occupancy of 71.2% and 74.2% for 2007 year to date and 2006, respectively. The acquired facilities had Medicare utilization of 16.0% and 13.1% for 2007 and 2006, respectively.
One of the reasons we are so excited about this acquisition is that it gives us a meaningful presence in some important markets in Texas. Two of the facilities acquired are generally in Houston suburban markets. One facility in Humble, Texas has 134

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
licensed beds, with 128 of them currently available. This facility is within a few miles of Bush Intercontinental airport north of Houston. The other Houston facility is in the fast growing city of Katy, Texas, west of Houston, has 130 licensed and available beds.
We acquired three facilities in the Dallas/Fort Worth Metroplex. One facility is in Northern Dallas and has 130 licensed and available beds. Another facility, also in Northern Dallas, has 280 licensed beds, with 254 available beds. This facility has a number of 3 or 4 bed wards that have been reduced to semi-private availability in order to improve marketability. The remaining Dallas/Fort Worth facility is in south Fort Worth, with 152 licensed beds and 138 available beds.

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
One facility is in central San Antonio and has 320 licensed beds, with 225 currently available. The large number of beds not in use reflects the conversion of 3 or 4 bed wards to semi private status and rooms without adjoining bathrooms that are difficult to market and therefore are not being used.
The seventh home is a rural facility is in the west Texas town of Ballinger, with 120 licensed beds and 100 available beds.
These facilities were part of a larger organization that has been in
Bankruptcy
Since January 2007. Based on our due diligence, we don’t believe the facilities that we acquired contributed to the

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
bankruptcy of the debtor. The debtor operated several other facilities subject to leases with other landlords that were losing money and had negative cash flow. These facilities were rejected early in the bankruptcy and were returned to the applicable landlords. In addition, the debtor developed 2 new facilities that opened in 2006. I believe the debtor lost significant money during the start up process. The financing source for these facilities seemed to lose confidence in the debtor and began to exert significant pressure on the debtor, leading eventually to the bankruptcy filing in January. The debtor sold these two buildings early in the bankruptcy process.
As noted previously, the 2007 year-to-date results reflect deterioration in operations compared to 2006. I believe the deterioration is primarily related to the bankruptcy filing.

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
In particular, we have identified 3 primary factors that we believe impacted operating performance: First, the debtor experienced some turnover in key facility management positions immediately following the bankruptcy.
Second, marketing activities have been curtailed during the bankruptcy, with a predictable impact on census.
Third, the physical plants of these facilities have been somewhat neglected over the last few years, even preceding the bankruptcy. Our transition plan includes measures designed to remedy the problems that have affected 2007 operating performance.
We believe that the facilities currently have solid managers in place. We plan a rapid implementation of our policies

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
and procedures, supplemented with training and mentoring from our regional and corporate personnel. We have planned and budgeted for appropriate marketing activities for these facilities. In addition, we plan community events designed to spread the word that the facilities have exited bankruptcy under a new operator. There are immediate, deferred maintenance capital needs totaling approximately $1.1 million. By deferred maintenance, I am referring to expenditures that will just get the facilities to an acceptable Advocat standard, including repairs of HVAC equipment, plumbing, drainage systems, parking lots and the like. We expect to complete the majority of these repairs in the first 3 months following the acquisition.

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
In addition to the deferred maintenance, we believe that the facilities will benefit from new resident room and common area furniture and fixtures. The existing furniture is approximately 15 to 25 years old, with dated design and functionality and most of it very worn and unsightly. As a result, we have planned for the replacement of most of the furniture and fixtures throughout the buildings during the first 4 to 6 months. This is expected to cost approximately $1.9 million, or about $1,700 per available bed. Though costly, I believe this will significantly help with the public perception of these facilities, which should improve marketability.
We currently plan to use our own cash to fund the identified $3.0 million of capital improvements. Given the additional investment planned for these facilities almost

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
immediately, I think it is appropriate to review EBITDA multiples that include the additional capital expenditures. I also think the appropriate metric is to compare the “all-in” purchase price with 2006 results, the period prior to the bankruptcy. The “all-in” purchase price and capital expenditures of $13.1 million represents a multiple that is less than 4 times 2006 pro forma EBITDA.
The acquired facilities are subject to a lease with
Omega:
We are assuming the leasehold interests. The existing lease has a remaining initial term of approximately 8 years and two 10-year renewals at the lessee’s option. As you know, we currently lease 32 facilities from Omega and enjoy a

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
good relationship with them. I believe they were happy to see us win the auction for these facilities.
The acquisition has a somewhat unusual twist with respect to the
$2.2 million loan
That we will be providing to the debtor. I will try to explain this and provide some color. Advocat will loan the debtor up to $2.2 million for a period not to exceed one year. The loan will bear interest at 12.5% and will be secured by the debtor’s accounts receivables. The debtor will complete its final billings and collection activities through August 31, 2007. Beginning September 1, Advocat will assume responsibility for collecting these receivables. This arrangement will continue until Advocat

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
has recovered the total amount of its loan, including all principal and interest. At that time, the debtor will assume responsibility for collecting the remainder of its receivables.
The purpose of this loan is to bridge the cash needs of the Debtor until the receivables are collected. In order to exit bankruptcy, the debtor must satisfy its administrative, priority and certain other claims. Most of these liabilities must be paid on or shortly after the bankruptcy exit date, which will be the same date as the closing date for our transaction. On the closing date, the Debtor will have available cash on hand plus the cash amount of our purchase price to pay the bankruptcy exit liabilities. However, the Debtor expects the bankruptcy exit liabilities

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
to exceed the sum of cash on hand plus our cash purchase price by approximately $2.2 million.
At the closing date, the debtor expects to have a receivable balance in excess of $4.5 million. The receivable balance will include “freshly billed” Medicaid, Medicare and commercial payer billings for July and August dates of service totaling approximately $3.2 million. As a result, the loan amount of up to $2.2 million will be secured by “fresh” billings of $3.2 million, plus older, less credit-worthy receivables. As a result, I believe we have adequate security to extend this loan. I also think it is important that we are responsible for the collection of the debtor receivables beginning September 1 — subject to the payment freeze I’ll discuss next, we control the collection period for these receivables. The Medicare and Medicaid

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
receivables may be subject to a 3 to 6 month payment freeze by the applicable paying authorities. As a result, we currently expect that our loan to the debtor could be outstanding for approximately 6 to 9 months.
At this time, Glynn Riddle, our Chief Financial Officer, is going to review the financing transaction.
Glynn Riddle:
Thank you Will.
As noted in our press release, the Company has received a significant financing commitment from LaSalle Bank NA. The LaSalle facility consists of a $16.5 million term loan and a revolving credit facility. We expect to use our cash of approximately $2 million plus the proceeds of the Term

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
Note to finance the acquisition, including the $2.2 million loan to the seller, and repay certain existing Advocat indebtedness. We expect to use the revolver to fund working capital needs and to support a letter of credit that will be issued in favor of Omega as security for our leased facilities.
The term loan commitment provides for interest at LIBOR plus 2.5%, a maturity of five years, and principal payments based on a ten year amortization, with additional payments based on cash flow from operations and amounts realized related to certain collateral. The term loan is secured by Advocat cash flows, land held for sale, insurance refunds receivable and notes receivable.

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
In addition to financing the acquisition, the Company will use proceeds from this term loan to retire a $4.0 million term loan and a $2.5 million subordinated note. The $4 million term loan we are retiring has an interest rate of Libor plus 6.25%, and was issued in our refinancing transaction completed in August 2006. We are very pleased to be able to refinance this loan at a lower interest rate. The lower interest rate on this debt is expected to reduce interest costs on this $4 million by approximately $100,000 over the next twelve months. The $2.5 million subordinated note has an interest rate of 7% and is due in September 2007. The subordinated note is payable to Omega Healthcare Investors, and was issued in 2000 in a connection with the restructuring of our lease terms with Omega. It is due in September 2007, and would

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
have been repaid with existing cash had this transaction not arisen. The cash we are putting into the acquisition financing is roughly equal to the requirement we faced to repay this debt.
The commitment from LaSalle includes a $15 million revolving credit facility that provides for revolving credit loans as well as the issuance of letters of credit. The revolver is secured by accounts receivable (including the acquired facilities) and replaces the Company’s current $2.3 million line of credit. The revolver has a term of three years and bears interest at the Company’s option of LIBOR plus 2.25% or the bank’s prime lending rate. During the first six months, the revolver provides for a maximum draw of up to $21 million to finance start up working capital requirements of the acquired facilities. As

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
part of the process of changing ownership of the facilities, the Medicaid funding for the seven acquired facilities will be temporarily frozen for a period that may last from two to six months. While we expect this payment hold to be on the short end of that scale, this temporary facility increase is expected to provide adequate funding in case the payment hold takes longer than expected.
Historically, Advocat’s accounts receivable have been pledged as security primarily for its leases with Omega. Pursuant to this refinancing, the accounts receivable will be the collateral for the new revolver and the Company will issue a letter of credit of approximately $8 million to serve as a replacement security deposit for all of its leases with Omega. The balance of the revolver will be available to fund the working capital needs of this transaction and

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
future working capital needs and growth opportunities. Pursuant to the terms of our agreements with Omega, the letter of credit security will be reduced to $4.5 million by 2010.
In terms of total debt outstanding, these transactions will take us from approximately $29 million in debt currently to approximately $39 million in debt, before any borrowings on the revolver to fund working capital during the temporary Medicaid hold.
We are very pleased with the terms of this financing, and believe that it reflects the improvements in the Company’s operations and capital structure that have been accomplished over the last few years.
Because of this transaction, and only because of this transaction, we are withdrawing our previous guidance for 2007. Once we complete the transaction and begin the integration of these facilities, we will reconsider the guidance for 2007 and beyond. We expect this transaction to be accretive from day one.

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
I would now like to turn the call over to Wally Olson, the Chairman of the Board
Wally Olson:
Good Morning. Thank you, Glynn and Will.
At this point, I’d like to share my thoughts on these transactions and their impact on our Company. As we discussed in our last conference call, our Company was at a crossroad earlier this year. We had accomplished many of the goals that we set forth for ourselves and, indeed, had become a NASD listed company; had refinanced our previously defaulted debt with long term

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
financing; had renegotiated our master lease arrangement with Omega Healthcare Investors; and had a “clean” auditors report for the year ended December 31, 2006. Not too bad for us. But, during that conference call, I also acknowledged the dilemma facing the company — in fact, my exact words were: “So, you’re thinking this is all fine and wonderful, but what have you done for me today”? Well, for the first time in the past many years, your Company reached a point where it could seek growth opportunities and have a legitimate chance to complete a transaction incurring reasonable costs.
Your Board of Directors reached the decision to steer the Company towards a path of growth and development. In that prior conference call, we indicated our strategy was to pursue acquisitions of nursing centers, primarily consisting

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
of single facilities or a small group of facilities. We indicated that we would focus primarily on our existing state and regional footprint, but — we would also consider acquisition candidates in contiguous or other markets that made sense to us. The primary and most significant criteria developed was that any acquisition must be accretive to earnings and cash flow.
Three months later, management has delivered an acquisition of leases for 7 nursing facilities in one of our existing markets. The acquisition will be accretive to income and cash flow immediately, and also has synergies and upside potential. Most importantly to our existing shareholders, this significant acquisition is not dilutive to your ownership. We have not issued additional shares to accomplish this transaction.

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
In a nutshell, your management team accomplished an excellent acquisition. I think our shareholders can be very pleased with this acquisition and we are looking forward to watching the results of this acquisition and reporting to you in the future.
Thank you, and I’ll turn the call back to Will.
Will Council:
Thanks Wally.
In summary, I am very pleased to complete these transactions. I believe that we have added facilities that provide quality patient care and will be excellent representatives of the Advocat name. We have done so at a price that is very good in today’s marketplace and there is still upside available to us as we implement synergies and

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
work to restore the reputations and historical operating levels of these facilities. We have done it with a financing package that is appropriately priced and also provides forward flexibility for additional growth opportunities. As a final comment before we move to questions, I would like to update you on our activities to recruit a development officer. We have interviewed a number of candidates, but have not yet found the right fit. I will tell you, candidly, the due diligence process related to this acquisition and the credit arrangements has impacted our ability to do the search as effectively as I had hoped to do. We are committed to the retention of a quality development officer and will return our focus to this important initiative.

Advocat Inc.
SMSA and LaSalle Transactions Conference Call
July 31, 2007
At this time, I would ask (name of operator) to open the call up for questions. As a reminder, we are only going address questions pertaining to the acquisition and financing transactions. We will address other questions on our regular Quarter Conference Call August 9.
After Questions
That concludes our call today. We appreciate having the opportunity to communicate with our shareholders and look forward to reporting the progress of our company.